EXHIBIT (99.1)




                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the Limited Voting Shares Representing Limited Liability Company Interests In Enbridge Energy Management, L.L.C., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  November 8, 2002



                                  THE GOLDMAN SACHS GROUP, INC.


                                  By: /s/ Roger S. Begelman
                                  ----------------------------------------
                                  Name:   Roger S. Begelman
                                  Title:  Attorney-in-fact




                                  GOLDMAN, SACHS & CO.


                                  By: /s/ Roger S. Begelman
                                  ----------------------------------------
                                  Name:   Roger S. Begelman
                                  Title:  Attorney-in-fact



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